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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



         Date of Report (Date of earliest event reported): June 27, 2000

                           COLORMAX TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)


   Delaware                        1-7301                        75-1329265

(State or other                (Commission File                (IRS Employer
jurisdiction of                     Number)                  Identification No.)
incorporation)

         14251 Chambers Road, Tustin, California                   91361
         (Address of principal executive offices)                 (Zip Code)

       Registrant's telephone number including area code: (714) 730-6800.



                                 Not applicable
          (Former name or former address, if changed since last report)



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      ITEM 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

      On June 25, 2000, the Board of Directors of ColorMax Technologies, Inc. (the "Registrant") voted to dismiss the Registrant's auditors, Andersen, Andersen & Strong ("Andersen"), and on June 25, 2000, retained the services of Singer, Lewak, Greenbaum & Goldstein, LLP ("Singer Lewak") of Los Angeles, California to audit the Registrant's financial statements for the fiscal year ending December 31, 2000. Andersen's report on the Registrant's financial statements for either of the past two years did not contain an adverse opinion or a disclaimer of opinion, nor was any such report qualified or modified as to uncertainty, audit scope, or accounting principles. During the Registrant's two most recent fiscal years and any subsequent interim period preceding the dismissal of Andersen, there were no "disagreements" (as such term is defined in Item 304 of Regulation S-K) with Andersen on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

      These are no "reportable events" (as such term is defined in Item 304 of Regulation S-K) that occurred within the Registrant's two most recent fiscal years or any subsequent interim period preceding the dismissal of Andersen.

      During the Registrant's two most recent fiscal years and any subsequent interim period prior to engaging Singer Lewak, neither the Registrant nor anyone on the Registrant's behalf consulted Singer Lewak regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Registrant's financial statements or (ii) any matter that was either the subject of a "disagreement" or a "reportable event."



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      ITEM 7    FINANCIAL STATEMENTS AND EXHIBITS

            (c)   Exhibits

                  2000.1    Letter from Andersen, Andersen & Strong confirming
       their agreement



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                                   SIGNATURES



      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    COLORMAX TECHNOLOGIES, INC.
                                    a Delaware corporation




Date:          June 28, 2000        By:    /s/ Richard R. Milewski
                                         ---------------------------------------
                                    Name:  Richard R. Milewski
                                    Title: Chief Operating Officer and
                                           CFO



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